SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2003

GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

New York	1-35	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut	06828-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

Item 9.    Regulation FD Disclosure

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure” and Item 12, “Results of Operations and Financial Condition.”

On July 11, 2003, General Electric Company (“GE”) issued a press release setting forth GE’s second-quarter 2003 earnings. A copy of GE’s press release is attached hereto as Exhibit 99(a) and hereby incorporated by reference. This press release includes certain non-GAAP financial measures. A reconciliation of those measures to the most directly related comparable GAAP measure is attached hereto as Exhibit 99(b).

Exhibit Index

99(a) Press release, dated: July 11, 2003, issued by General Electric Company

99(b) Reconciliations of non-GAAP financial measures

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL ELECTRIC COMPANY

By:	/s/ PHILIP D. AMEEN

Philip D. Ameen Vice President and Comptroller

Date: July 11, 2003

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